U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

Amendment # 1
Registration Statement
Under the Securities Act of 1934

AMERICAN TOY VENDING, INC.

(Name of Small Business Issuer in Its Charter)

NEVADA	88-0455326

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

13640 White Rock Station Road, Poway, CA 92064	(619) 692-2406

(Address of principal Executive Offices)	(Issuer’s Telephone Number)

Alastair Knott 13640 White Rock Station Road, Poway, Ca 92064	(619) 692-2406

(Address of principal Executive Offices)	(Issuer’s Telephone Number)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [   ]

CALCULATION OF REGISTRATION FEE

Title of Each		Proposed	Proposed
Class of		Maximum	Maximum
Securities		Offering	Aggregate	Underwriting	Amount of
to be	Amount to be	Price	Offering	Discounts and	Registration
Registered	Registered	Per Unit (1)	Price (2)	Commissions	Fee

Common	4,485,000	$1.50	$6,727,500	-0-	$1,681.87

(1)	Sales price to the public was set by the selling shareholders.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

AMERICAN TOY VENDING, INC.
13640 White Rock Station Road
Poway, CA 92064
619-692-2406

4,485,000 SHARES OF COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. American Toy Vending will not receive any proceeds from the sale of shares by the selling shareholders.

Our common stock is presently not traded on any market or securities exchange.

The sales price to the public was set by the selling shareholders at $1.50 per share for a total of $6,727,500.

American Toy Vending is a development stage company with essentially no revenues or operating history.

Investors in the Common Stock should have the ability to lose their entire investment since an investment in the Common Stock is speculative and subject to many risks, including the question as to whether we can continue as a going concern and our need to raise operating capital. See section entitled “Risk Factors” on Page 5.

Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is: July 31, 2001

SUMMARY
OFFERING
RISK FACTORS
FORWARD LOOKING STATEMENTS
USE OF PROCEEDS
DETERMINATION OF OFFERING PRICE
DILUTION
DIVIDEND POLICY
SELLING SHAREHOLDERS
PLAN OF DISTRIBUTION
LEGAL PROCEEDINGS
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DESCRIPTION OF SECURITIES
INTEREST OF NAMED EXPERTS AND COUNSEL
LEGAL MATTERS
SECURITIES ACT INDEMNIFICATION DISCLOSURE
ORGANIZATION IN THE LAST FIVE YEARS
DESCRIPTION OF BUSINESS
PLAN OF OPERATION
DESCRIPTION ON PROPERTY
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND OTHER SHAREHOLDER MATTERS
EXECUTIVE COMPENSATION
FINANCIAL STATEMENTS
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING CONTROL AND FINANCIAL DISCLOSURE
INDEPENDENT AUDITOR’S REPORT
Balance Sheet
Statement of Operations
Statement of Changes in Stockholders’ Equity
Statement of Cash Flows
Notes
PART II AVAILABLE INFORMATION
INDEMNIFICATION OF DIRECTORS AND OFFICERS
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
RECENT SALES OF UNREGISTERED SECURITIES
EXHIBITS
UNDERTAKINGS
SIGNATURES
EXHIBIT 5
EXHIBIT 23
EXHIBIT 99

SUMMARY	4

OFFERING	4

RISK FACTORS	5

FORWARD LOOKING STATEMENTS	8

USE OF PROCEEDS	8

DETERMINATION OF OFFERING PRICE	8

DILUTION	8

DIVIDEND POLICY	8

SELLING SHAREHOLDERS	9

PLAN OF DISTRIBUTION	11

LEGAL PROCEEDINGS	12

DIRECTORS, OFFICERS, PROMOTERS AND CONTROL PERSONS	12

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	14

DESCRIPTION OF SECURITIES	14

INTEREST OF NAMED EXPERTS AND COUNSEL	15

LEGAL MATTERS	15

SECURITIES ACT INDEMNIFICATION DISCLOSURE	15

ORGANIZATION IN THE LAST FIVE YEARS	15

DESCRIPTION OF BUSINESS	15

PLAN OF OPERATION	22

DESCRIPTION OF PROPERTY	23

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	23

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANTS COMMON EQUITY AND OTHER SHAREHOLDER MATTERS	24

EXECUTIVE COMPENSATION	24

FINANCIAL STATEMENTS	25

CHANGES IN OR DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING CONTROL AND FINANCIAL DISCLOSURE	26

AVAILABLE INFORMATION	27

SUMMARY

American Toy Vending, Inc. was incorporated in Nevada on March 10, 1999 for the purpose of developing and marketing a new generation of electronic skill crane game machines. We are a development stage company with essentially no revenues or operating history. The principal executive offices are located at 13640 White Rock Station Road, Poway, CA 92064. The telephone number is (619) 692-2406.

We received our initial funding of $6,900 through the sale of common stock to investors from the period of approximately April 1, 1999 until April 30, 1999. We offered and sold 4,485,000 (post split basis) common stock shares at $1.00 per share to non-affiliated private investors. On March 25, 2000 the selling shareholders received a 10 for 1 forward stock split. On May 31, 2000 the selling shareholders received a 65 for 1 forward stock split. The two forward stock splits resulted in the selling shareholders paying $0.0015 per share.

From inception until the date of this filing we have had no material operating activities. Our audited financial statements for the six months ended March 31, 2001 report no revenues and a net loss of $693. Our audited financial statements for the year ended September 30, 2000 report no revenues and a net loss of $5,605.

OFFERING

Securities Being Offered	Up to 4,485,000 shares of common stock.

Securities Issued And to be Issued	10,985,000 shares of common stock were issued and outstanding as of the date of this prospectus.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

RISK FACTORS

Investors in American Toy should carefully consider the following risk factors associated with our plans and product:

American toy is a development stage company with no operating history. This will make it difficult for our shareholders to evaluate our future plans and prospects.

Investors should carefully evaluate any investment in our company due to the inherent risks, expenses, delays, and difficulties that will likely be a part of our development. As we are implementing a business plan with no near-term revenues, we expect to incur net losses in the foreseeable future.

Our financial status creates a doubt whether we will continue as a going concern. Our independent auditors have issued an audit opinion for American Toy which includes a statement describing our going concern status. If our business plan for the future is not successful, investors will likely lose all of their investment in our stock.

As noted in our accompanying financial statements, our current financial condition of nominal assets and no current operating business activities necessary for revenues and operating capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with no material operations, revenues, or profits.

American Toy’s skill crane product has no sales, proven market, or consumer demand. Without significant user demand for our product, the company could have continued negative cash flow and be unable to remain in business.

The lack of a proven market for our product means that the true market for this product may be minor or nonexistent. This could result in little or no product sales.

American Toy’s business is dependent upon our March 15, 1999 ten year renewable exclusive licensing agreement with our president for use of his skill crane communications software. If we were to lose this license, we would be unable to implement our business plan or continue in business.

The success of our business plan is dependent upon maintaining our core software license agreement with our president. Without this license agreement, we would have to abandon our business plan, and investors would face the loss of their entire investment in our stock.

Our business strategy requires us to raise cash of $5,000,000. Without this funding, we could remain as a development stage company with no material operations, revenues, or profits.

We require new funding of $5,000,000 in order to implement our business plan. We have not determined a source of this funding. We currently have no funding commitments from any individuals or entities. If we use equity capital as a source of funding, potential new shareholders may be unwilling to accept either the likely dilution of their per share value or the high level of risk involved with our unproven new product. Without this funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our shareholders may lose part or all of their investment.

We have no current relationships with manufacturers or suppliers needed for our business plan. If we are unable to secure skill cranes or products distributed through our skill cranes, or if planned manufacturers or suppliers are unwilling to sell to us at favorable price levels, we could suffer a possible halt of our business or material costs and expenses greater than provided in our business plan.

As the costs and expenses associated with our skill cranes and products distributed through those skill cranes are a primary component of our costs and expenses of doing business, we might be forced to completely curtail or greatly reduce our business plan goals due to an increase in costs, reduction of profits, and decrease in cash flow.

Our competitors have been in business longer then we have and have substantially greater resources than we do. Should we be unable to achieve enough customer market share in our industry, we may experience lower levels of revenue than our business plan anticipates.

In our development stage, we will have size and market share disadvantages as we attempt to implement our marketing plan. We plan to use our management’s experience by implementing this industry’s overriding marketing method of making direct sales calls to locations which utilize skill cranes at their locations: bars, restaurants, amusement game centers, shopping malls, grocery stores, movie theaters, department store chains, hotels, bingo halls, and gambling casinos. However, we may be unsuccessful in achieving our sales goals and market share and, therefore, be unable to ever become a competitive force in our industry.

Our current officers and directors are involved in other business activities. American Toy’s future plans for increased use of their services could conflict with their other business activities. This could directly interfere with out business plan goals and cause us to remain a start-up company with no material operations, revenues, or profits.

We have not formally adopted any plan to resolve potential or actual conflicts of interest that exist or that may arise. Investors should be aware that our business plan implementation depends upon the performance of our existing officers and directors. Even with adequate funding for American Toy, our officers and directors may choose not to work for us.

There is no current public market for American Toy’s securities. We have no current public offering and no proposed public offering of our equity. As our stock is not publicly traded,

investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

We plan to file for trading on the OTC Electronic Bulletin Board. We do not know when we will be able to file for trading, and there is no guarantee of trading volume or trading price levels sufficient for investors to sell their stock, recover their investment in our stock, or profit from the sale of their stock.

Our directors and officers beneficially own 60% of the outstanding shares of our common stock. If they choose to sell their shares in the future, it might have an adverse effect on the market price of our stock.

Due to the controlling amount of our directors’ and officers’ share ownership in American Toy, if they decide to sell their shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution of the value of their stock. If our directors and officers decide to sell any of their common stock, they will be subject to Rule 144 under the 1933 Securities Act. Rule 144 restricts the ability of our directors and officers (affiliates) to sell their shares by limiting the sales of securities made under Rule 144 during any three-month period to the greater of: (1) 1% of the outstanding common stock of the issuer; or (2) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

If American Toy becomes listed for trading on the OTC Electronic Bulletin Board the trading in American Toy’s shares may be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a “penny stock.”

The Securities and Exchange Commission Rule 15g-9 establishes the definition of a “penny stock”, for the purposes relevant to American Toy, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Before you trade a penny stock your broker is required to tell you the offer and the bid on the stock, and the compensation the salesperson and the firm receive for the trade. The firm must also mail a monthly statement showing the market value of each penny stock held in you account.

The effective result of this Rule 15g-9, is that if the share price is below $5.00 there will be less purchasers qualified by their brokers to purchase shares of American Toy, and therefore a less liquid market for the securities.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The shareholders set the offering price of the common stock at $1.50 per share.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly there will be no dilution to our existing shareholders. Purchasers of our existing issued and outstanding common stock will experience a dilution of $1.50 per share.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of the business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 4,485,000 shares of common stock offered through this prospectus. The shares include the following:

1.	6,900 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration pursuant to Section 4(2) as amended of the Securities Act of 1933 and completed on April 30, 1999; and

2.	62,100 shares of our common stock that the selling shareholders received pursuant to a 10 for 1 forward stock split executed March 25, 2000.

3.	4,416,000 shares of our common stock that the selling shareholders received pursuant to a 65 for 1 forward stock split executed May 31, 2000.

The following table provides as of July 25, 2001, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	The number of shares owned by each prior to this offering;

2.	The total number of shares that are to be offered for each;

3.	The total number of shares that will be owned by each upon completion of the offering;

4.	The percentage owned by each; and

5.	The identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported. In addition, the table assumes that the selling shareholders do not sell shares of common stock not being offered through this prospectus and do not purchase additional shares of common stock. The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 10,985,000 shares outstanding on July 25, 2001.

	Shares	Total of	Total	Percent
	Owned Prior	Shares	Shares	Owned
Name of	To This	Offered	After	After
Selling Shareholder	Offering	For Sale	Offering	Offering

Robert Bates	65,000	65,000	0	0

John Batliner	260,000	260,000	0	0

Jill Beam	65,000	65,000	0	0

Jacqueline Beer	65,000	65,000	0	0

Brian Belknap	130,000	130,000	0	0

Yan Birch	65,000	65,000	0	0

Rene Blanc	65,000	65,000	0	0

Teodomiro Borja	65,000	65,000	0	0

	Shares	Total of	Total	Percent
	Owned Prior	Shares	Shares	Owned
Name of	To This	Offered	After	After
Selling Shareholder	Offering	For Sale	Offering	Offering

David Boundsl	65,000	65,000	0	0

Serena Boyd	65,000	65,000	0	0

Teresa Brooke	65,000	65,000	0	0

Helen Como	65,000	65,000	0	0

Theodore Daniels	65,000	65,000	0	0

John Duffy	65,000	65,000	0	0

Tim Griffin	65,000	65,000	0	0

Adolph Guerrero	65,000	65,000	0	0

Gregory Heavlin	65,000	65,000	0	0

Mary Heavlin	65,000	65,000	0	0

Tracy Heida	65,000	65,000	0	0

William Howe	65,000	65,000	0	0

Nichole Hudson	260,000	260,000	0	0

David Hurley	130,000	130,000	0	0

Bruce Johnson	65,000	65,000	0	0

Ray Kruger	65,000	65,000	0	0

Jaime Lara	65,000	65,000	0	0

Eileen Lemischak	65,000	65,000	0	0

Jill Lewis	130,000	130,000	0	0

Sean Manning	65,000	65,000	0	0

Susan McGarry	65,000	65,000	0	0

Ivette Meade	65,000	65,000	0	0

Sandy Millar	65,000	65,000	0	0

Daniel Mix	65,000	65,000	0	0

Simon Moghadamzadhe	65,000	65,000	0	0

Shannon Nevett	260,000	260,000	0	0

Leslie O’Keefe	130,000	130,000	0	0

Norma O’Toole	65,000	65,000	0	0

Eric Peterson	65,000	65,000	0	0

Kurt Pierson	65,000	65,000	0	0

Ryan Ramos	65,000	65,000	0	0

Dustin Rikert	65,000	65,000	0	0

Elizabeth Schier	65,000	65,000	0	0

Rosemay Shaber	65,000	65,000	0	0

James Siska	65,000	65,000	0	0

Miller Spittle	65,000	65,000	0	0

Andrew Stamets	65,000	65,000	0	0

L.E. Stapleton	65,000	65,000	0	0

Toshiaki Tachikawa	65,000	65,000	0	0

Vicky Tarazi	65,000	65,000	0	0

Lillian Volkening	65,000	65,000	0	0

Sean West	65,000	65,000	0	0

Derek Wiersma	130,000	130,000	0	0

Leonard Womack	65,000	65,000	0	0

	Shares	Total of	Total	Percent
	Owned Prior	Shares	Shares	Owned
Name of	To This	Offered	After	After
Selling Shareholder	Offering	For Sale	Offering	Offering

Linda Woodring	130,000	130,000	0	0

Traci Woolley	65,000	65,000	0	0

To our knowledge, none of the selling shareholders:

1.	Has had a material relationship with American Toy Vending other than as a shareholder as noted above at any time within the past three years; or

2.	Has ever been an officer or director of American Toy Vending.

PLAN OF DISTRIBUTION

The selling shareholders have not informed us of how they plan to sell their shares. However, they may sell some or all of their common stock in one or more transactions, including block transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;

2.	in privately negotiated transactions;

3.	through the writing of options on the common stock; or

4.	in any combination of these methods of distribution.

The sales price to the public has been determined by the shareholders at $1.50.

The shares may also be sold in compliance with the Securities and Exchange Commission’s Rule 144. The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker’s or dealer’s commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders also may have distributed, or may distribute, shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during times that the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law.

LEGAL PROCEEDINGS

American Toy is not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The directors and officers of the American Toy, all of those whose one year terms will expire 12/31/01, or at such a time as their successors shall be elected and qualified are as follows:

Name & Address	Age	Position	Date First Elected	Term Expires

Alastair Knott 13640 White Rock Stn. Rd. Poway, Ca 92064	35	President, Secretary, Director	3/15/99	12/31/01

Kathleen Sturtevant 7822 Nightingale Way San Diego, CA 92123	33	Treasurer, Director	3/15/99	12/31/01

Each of the foregoing persons may be deemed a “promoter” of American Toy, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

The directors and officers currently devote an immaterial amount of time to manage the business affairs of our company. As of the date of this filing, the amount of time the directors and officers intend to devote to our company is unknown.

No executive officer or director of the corporation has been the subject of any order, judgement, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.

RESUMES

Alastair Knott, President, Secretary & Director

10/98 – Current	Independent Consultant for a variety of industries. Specializing in software design for Internet web pages, design and implementation of e-commerce revenue strategies, conversion of in-house tax and regulatory agency reporting to electronic filing systems, design and implementation of field operations electronic reporting and control systems.

02/95 – 09/98	Director of Operations, Atlantic Skill Cranes, Inc., a designer and operator of computer-controlled skill crane game machines in ten states. Responsibilities included design and maintenance of electronic and mechanical systems for computer-controlled skill crane game machines, design of electronic warehouse receiving, shipping, inventory control systems, maintenance of corporate web site, design and implementation of field operations electronic asset, inventory, and maintenance control systems.

Kathleen Sturtevant, Treasurer & Director

02/99 – Current	Independent contractor providing accounting and management information services for manufacturing, skill crane, and service businesses. Responsibilities include financial statement reporting, inventory control, data processing, billings, and selection of applications software.

09/93 – 12/98	Equus Financial Services, Inc. — Senior statistical analyst in a commercial and residential loan company. Responsible for loan analysis modeling for institutional lenders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information on the ownership of American Toy’s voting securities by officers, directors and major shareholders as well as those who own beneficially more than five percent of American Toy’s common stock through the most current date — July 25, 2001:

Title Of	Name &	Amount &	Percent
Class	Address	Nature of owner	Owned

Common	Alastair Knott 13640 White Rock Stn. Rd. Poway, CA 92064	3,250,000(a)	30%

Common	Kathleen Sturtevant 7822 Nightingale Way San Diego, CA 92123	3,250,000(b)	30%

Total Shares Owned by Officers & Directors As a Group		6,500,000	60%

(a)	Mr. Knott received 3,250,000 (post split basis) shares of the company’s common stock on March 15, 1999 for a license agreement related to the company’s business plan. On March 25, 2000 he received a 10 for 1 stock split. On May 31, 2000 he received a 65 for 1 stock split.

(b)	Ms. Sturtevant received 3,250,000 (post split shares) shares of the company’s common stock on March 15, 1999 for administrative services and services related to the company’s business plan. On March 25, 2000 she received a 10 for 1 stock split. On May 31, 2000s he received a 65 for 1 stock split.

DESCRIPTION OF SECURITIES

American Toy’s Certificate of Incorporation authorizes the issuance of 50,000,000 shares of common stock, .001 par value per share. There is no preferred stock authorized. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution, or winding up of American Toy, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

LEGAL MATTERS

Jennifer Pulver, our independent counsel, has provided an opinion on the validity of our common stock.

SECURITIES ACT INDEMNIFICATION DISCLOSURE

American Toys’ By-Laws allow for the indemnification of company officers and directors in regard to their carrying out the duties of their offices. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or other controlling persons in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ORGANIZATION IN THE LAST FIVE YEARS

American Toy Vending, Inc. was incorporated in Nevada on March 10, 1999. In March of 1999 the board of directors voted to seek capital and began development of our business plan. During April 1999 we received our initial funding through the sale of common stock to non-affiliated private investors.

DESCRIPTION OF BUSINESS

FORM AND YEAR OF ORGANIZATION

American Toy Vending, Inc. was incorporated in Nevada on March 10, 1999. From inception until the date of this filing we have had no material operating activities. We are a development stage company with essentially no revenues or operating history.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There have been no bankruptcy, receivership or similar proceedings.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

PRINCIPAL PRODUCTS OR SERVICES AND THEIR MARKETS

We intend to become a primary developer and operator of computer-controlled skill crane game machines, (“skill cranes”) in the United States. Current versions of skill cranes involve one player’s skilled manipulation of a “joy stick” to guide a mechanical claw or metal paddle to extract one prize such as a piece of jewelry or plush (stuffed toy animals such as teddy bears, or dolls) from a large stack of prizes prominently displayed inside the glass walls of the skill crane. The player wins the prize by directing the claw or metal paddle to move the prize from the large stack of prizes in the crane into a chute for delivery to the winning player. Normally, the longer a player practices and plays, the more adept he or she becomes at winning a prize.

Our proprietary skill crane software is designed to precisely monitor inventory levels at skill crane sites on a daily basis to lower our costs while increasing sales by eliminating out of stock problems at the skill crane sites and determine revenue flows at skill crane sites to differentiate good sales sites from under performing sites.

We plan to use direct marketing sales calls to arrange revenue sharing contracts with business that use skill cranes at their sites. We plan to operate, supply plush prizes, maintain, and clean our skill cranes on a weekly basis at their sites. We plan to pay approximately thirty-three percent of crane gross revenues to business site owners for their permission allowing us to operate skill cranes at their sites. Businesses that use skill cranes for supplemental revenue sources include bars, restaurants, amusement game centers, shopping malls, grocery stores, movie theaters, department store chains, hotels, bingo halls, and gambling casinos. Based upon our management’s experience in the skill crane business, skill crane players are willing to pay an average of $15.00, at a cost of $.50 to $1.00 per play, each time they play in order to win a prize. Average weekly gross sales for one skill crane range from $200 at a bar or restaurant to over $1,000 at a bingo hall or gambling casino.

The skill crane business has the following four industry-specific components:

1) Prizes (products) used in skill cranes, such as plush and jewelry, are purchased through distributors or manufacturing trade group representatives in the United States. Company buyers make their purchases through trade shows held in locations such as Las Vegas and New York (the largest is Toy Fair held each February in Manhattan), as well as their contacts with Chinese manufacturing reps and U. S. distributors making local sales calls. Plush is often designed in the form of unique pieces for specific events such as local football or baseball team mascots, or seasonal pieces such as Valentine’s Day stuffed bears, or Christmas season oriented designs.

2) Although plush may appear to be very durable to the consumer, it is in fact a perishable commodity when kept in containers or warehouses. Inventory control is critical as plush prize items may not be packed too closely together, require large storage areas, and have a useful shelf life of approximately one year before they must be discounted or discarded due to accumulation of dirt, odors, mildew, etc. In management’s experience, purchasing agents often order too much plush for inventory based solely upon manufacturing reps’ and distributors’ offers of large volume purchase discounts. Typical large volume “discount” purchase orders result in excessive warehouse storage costs and annual write-offs of worthless inventory.

3) The business is labor intensive as skill crane machines require daily or weekly service from route drivers, depending on their sales volume, in order to collect money, pay commissions to the owners of the sites, replenish the inventory in the skill cranes, and clean and adjust the skill cranes.

4) Route drivers usually report sales and inventory activity to management through telephone or facsimile means on a monthly basis. This system leads to problems with route driver theft and a lag in inventory replenishment. Because of this lag in inventory replenishment, route drivers tend to over-order and maintain a larger than necessary supply of local inventory in order to avoid running out of plush.

We intend to rely on our management’s knowledge, experience, and abilities in the skill crane business to successfully integrate our following key competitive elements:

Purchasing

Virtually all prizes offered in skill cranes are products manufactured in China. In management’s experience, over 90% of all skill cranes offer plush manufactured in Southern and Southeastern China, with primary contact companies located in the cities of Shenzhen and Shanghai. Management will use its knowledge of direct purchasing arrangements with manufacturers in China and utilize in-house buying to purchase direct from Chinese factories instead of through U. S. distributors in order to achieve lower plush costs. Management has experience with the utilization of Internet communications with Chinese factory contacts for ordering and shipping.

Inventory Control

We intend to utilize inventory management systems that link purchasing to warehouse daily inventory balances, and link shipping of plush from the warehouse to field crane sites via daily sales and inventory reporting. American Toy will use its copyrighted communications software that will interface with standard inventory control systems in order to link the warehouse with each skill crane site via a paging system for inventory usage and by interface via the Internet for direct factory ordering.

Route Reports

American Toy plans to utilize a skill crane game machine design that integrates our unique copyrighted software allowing centrally controlled communications through paging systems with skill cranes installed at field sites for daily polling of sales and inventory usage. This software was developed by our management, licensed by management to American Toy, and copyrighted by us.

The first markets American Toy intends to service are the high skill crane usage states of New York, Florida, and California. Management is already familiar with skill crane operations in each of these states.

DISTRIBUTION METHODS OF PRODUCTS OR SERVICES

American Toy plans to own and operate all of our own skill cranes. We plan to use direct marketing sales calls to arrange revenue sharing contracts with business that use skill cranes at their sites. We plan to operate, supply plush prizes, maintain, and clean our skill cranes on a weekly basis at their sites. We plan to pay approximately thirty-three percent of crane gross revenues to business site owners for their permission allowing us to operate skill cranes at their sites.

Our proprietary skill crane software is designed to reduce the cost of goods sold in the skill crane business. The direct plush costs and labor associated with ordering, warehousing, and servicing sites comprises the bulk of our cost of goods sold. We intend to operate our new generation of skill cranes that use our software to utilize paging systems to poll the inventory for each skill crane at a site. This allows us to integrate that information into our inventory and factory purchasing systems. Our goals include reducing route driver servicing time as drivers will know which sites need new inventory, and focusing on site sales levels to eliminate the current industry common problems with out of stock situations and time delays in removing a crane from a non-performing or under-performing site. Our proprietary skill crane software is designed to precisely monitor inventory levels at skill crane sites on a daily basis to lower our costs while increasing sales by eliminating out of stock problems at the skill crane sites.

In order to encourage use of our skill cranes, we intend to offer information about American Toy, its plush (stuffed toy animals, dolls, etc.) prizes, and its new generation of electronic skill cranes to the public and to prospective site owners on its web site, www.smartcrane.net. This web site address is an inactive textual reference only. Instructions printed on each skill crane will encourage players to visit the company’s web site to learn about trading in their plush items at their skill crane site for coupons allowing them to earn even larger plush items.

American Toy will utilize our management’s knowledge in its initial operating areas to secure smart skill crane sites, hire route drivers and local managers, ship smart skill cranes and plush inventory to each site.

STATUS OF ANY PUBLICLY ANNOUNCED NEW PRODUCTS OR SERVICES

American Toy has no new product or service planned or announced to the public.

COMPETITION AND COMPETITIVE POSITION

The size and financial strength of our primary competitors, traditional skill crane companies, American Coin Merchandising, Inc. (d.b.a. Sugarloaf), Soft Toys, Inc., and Atlantic Skill Cranes, Inc. are substantially greater than those of our company. In examining major competitors, we have found they all face the same industry-specific components that reduce profitability: sole dependence on manufacturing reps and U. S. distributors for products, excess inventory in warehouses, and less than optimum field communications resulting in problems with theft and excess field inventory.

Any consideration of competitors’ products and related product reviews should include the facts that American Toy’s competitors have longer operating histories, larger customer bases, and greater brand recognition than American Toy. We are not aware of any significant barriers to American Toy’s entry into the skill crane market, however, American Toy at this time has no market share of this market.

SUPPLIERS AND SOURCES OF RAW MATERIALS

Management will rely on their experience and knowledge in the skill crane machine business for purchasing skill crane machines and plush products. While we have no current contracts with skill crane machine suppliers, management is familiar with these manufacturers and suppliers such as Rainbow Cranes, Inc., Vend Tech Industries, Inc., and Smart Industries. Management feels that skill crane machine availability will not be a problem, as Rainbow Crane, Inc. is already the primary supplier of existing skill crane machines in the United States, and Canada. Management has successfully tested the software interface application of the company’s copyrighted software with existing skill crane technology. We intend to deal directly with Chinese manufacturers such as Guang Lai Industrial, Sun Rex Products, and Sung Wah Sun, Ltd. for all of the products used in its skill crane machines. Although we have no current relationship with Chinese manufacturers and suppliers, we intend to enter into agreements with manufacturers and suppliers per our business plan after raising capital during the first six months of our plan.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

     American Toy will not depend on any one or a few major customers. Management has experience in the setup up process and long term operations of skill crane business sites in the United States. Management has in-depth experience in operating skill crane businesses and site setups in American Toy’s first three targeted markets: New York, Florida, and California. We intend to operate over five hundred skill crane sites by the end of the first two years of our business plan.

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

American Toy has been granted copyright protection for its skill crane software. We own our Internet domain name, and we have setup a simple one page web site, “smartcrane.net”. We intend to greatly expand our web site as we receive funding per our business plan. We have no current plans for any additional registrations such as patents, trademarks, additional copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any additional copyright, trademark or patent applications on an ongoing basis.

On March 15, 1999, the company signed an exclusive license agreement with its president for use of his skill crane control communications software in exchange for 3,250,000 (post split basis) restricted shares of the company’s common stock. We issued 3,250,000 (post split basis) shares of our common stock in exchange for a ten year exclusive right to development, manufacturing, marketing, sale, sublicensing, and any and all usages of the skill crane control communications software in the United States and throughout the world. All development and modifications to this software that we perform belongs to the licensor (our president). The term of the license agreement is for ten years. After ten years the license is subject to automatic renewal each year thereafter, subject to written notification, sixty days in advance of the renewal, by both parties of the license agreement, and commencing on the effective date of the license agreement, unless sooner terminated. This agreement may be terminated by either party after the occurrence of any of the following events within ninety days of receipt of notice, unless a mutual remedy is reached: a material breach or default of any obligation specified in the agreement, and the failure to correct the material breach or default, the direct or indirect acquisition of control or substantially all of the assets of our company, bankruptcy, insolvency, or reorganization of our company, or a liquidation caused by insolvency of our company. If we cause the material breach or default, we must cease all use of the software and we will remain subject to any payment obligations to the licensor. The license includes a limited warranty from the licensor that warranty service for correction of errors we report will begin within twenty four hours of notification of business-impacting errors and seventy two hours of notification of non business-impacting errors. The licensor does not warranty that all errors in the software will be corrected. The licensor is not responsible for our loss of profit or other expenses or damages resulting from the use of the licensed software. While we have a license for use of this software for the United States and throughout the world, we must receive written consent from the licensor before we may sell and export this software outside of the United States. Our license includes a confidentially provision between us and the licensor.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

American Toy is not required to apply for or have any government approval for its products or services.

EFFECT OF GOVERNMENTAL REGULATIONS ON THE COMPANY’S BUSINESS

American Toy will not be subject to federal laws and regulations that relate directly or indirectly to its operations. We will be subject to common business and tax rules and regulations pertaining to the operation of our business in the State of California.

RESEARCH AND DEVELOPMENT COSTS DURING THE LAST TWO YEARS

American Toy has not expended funds for research and development costs since inception.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

Environmental regulations have had no materially adverse effect on American Toy’s operations to date, but no assurance can be given that environmental regulations will not, in the future, result in a curtailment of service or otherwise have a materially adverse effect on our business, financial condition or results of operation. Public interest in the protection of the environment has increased dramatically in recent years. The trend of more expansive and stricter environmental legislation and regulations could continue. To the extent that laws are enacted or other governmental action is taken that imposes environmental protection requirements that result in increased costs, the business and prospects of American Toy could be adversely affected.

NUMBER OF EMPLOYEES

American Toy’s only current employees are its two officers who will devote as much time as the board of directors determines is necessary to manage the affairs of the company. The officers intend to work on a full time basis when American Toy raises capital per its business plan. Our business plan calls for hiring thirty five new full-time employees during the next twelve months.

REPORTS TO SECURITIES HOLDERS

We provide an annual report that includes our financial information to our shareholders. We make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934. American Toy became subject to disclosure filing requirements effective August 28, 2000, and is current in its required filings, including Form 10-KSB annually and Form 10-QSB quarterly. In addition, we will file Form 8 and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event our obligation to file such reports is suspended under the Exchange Act. The public may read and copy any materials that we file with the Securities and Exchange Commission, (“SEC”), at the

SEC’s Public Reference Room at 450 Fifth Street NW, Washington D. C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

PLAN OF OPERATION

American Toy’s current cash balance is $602. Until approximately October of 2001, we believe our small cash balance is sufficient to fund minimum levels of operations. In order to achieve our business plan goals, we will need to raise capital through the sale of equity securities. We are a development stage company and have generated no revenue to date. We have sold $6,900 in equity securities to pay for our prior minimum level of operations.

We have received a going concern opinion on our financial statements that raises substantial doubt as to our ability to continue as a going concern. As noted in our accompanying financial statements, our current financial condition of nominal assets and no current operating business activities necessary for revenues and operating capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with no material operations, revenues, or profits. Although management has been successful in planning and operating other skill crane businesses and believes their plan for American Toy will generate revenue and profit, there is no guarantee their past experiences will provide American Toy with similar future successes.

As of the date of this filing, we have taken the following steps: developed our business plan, registered our Internet domain name, setup a preliminary one page Internet web site, signed a licensing agreement for our software product, applied for and received a copyright for our software, and made our company’s business and financial information available to the public through filings with the Securities and Exchange Commission subject to disclosure rule of Regulation S-B. We are now in the process of registering the securities sold in April 1999 with the Securities and Exchange Commission. We believe we will be able to complete this registration process by September 2001. We then intend to obtain a listing for public trading of our stock on the Over the Counter Electronic Bulletin Board. We believe we will be able to complete that process by December 2001. Our business plan includes a need for cash of $5,000,000 by June 2002. At this time, we have not determined a source of this cash. Our business plan includes costs and expenses that provide we order 500 skill cranes with the Company’s new communications system from the manufacturer at a cost of $950,000, and begin securing space for our smart skill cranes in New York, Florida, and California. Beginning in September 2002, in order to operate its smart skill crane sites, the company intends to expend $500,000 for inventory, $50,000 for set-up and maintenance of the company’s web site, $200,000 for advertising, $90,000 for three regional managers, $300,000 for thirty route drivers, $25,000 for two office clerical employees, $80,000 for purchase of computers and fixed assets, and $175,000 for rent and other operating expenses. All of our future business plan steps represent management’s goals, not certainties. We intend to rely upon our management’s business skills, contacts in the software field, and knowledge of protection software in order to achieve our business plan goals.

We will only be able to continue to advance our business plan if we receive funding. After raising funds, we intend to hire employees, rent commercial space in San Diego, purchase equipment, and begin marketing the site licensing of our skill crane product. We intend to use funding we receive to provide cash for our business plan during the next twelve months as cash flow from sales is not estimated to begin until year two of our business plan. We will face considerable risk in each of our business plan steps, such as difficulty of hiring competent personnel within our budget, longer than anticipated lead time necessary for us to purchase and deliver our skill cranes to business sites where we plan to operate these machines, and a shortfall of funding due to our inability to raise capital. If no funding is received during the next twelve months, we will be forced to rely on existing cash in the bank and funds loaned by the directors and officers. American Toy’s officers and directors have no formal commitments, arrangements or legal obligation to advance or loan funds to American Toy. In such a restricted cash flow scenario, we would be unable to complete our business plan steps, and would, instead, delay all cash intensive activities. Without necessary cash flow, American Toy may be dormant during the next twelve months, or until such time as necessary funds could be raised in the equity securities market.

In summary: our business plan includes a need for cash of $5,000,000, we do not have any commitments for this funding, we have not determined how we will raise this funding, we may need to ask our officers and directors to loan us a nominal amount of funds to maintain a minimum level of operations until we raise capital, we have not agreed to what the amount of nominal funding will be, and there are no formal commitments from our officers and directors for any funding.

There are no current plans for additional product research and development during the next twelve months.

We plan to purchase approximately $100,000 in furniture, computers, software during the next twelve months from proceeds of our equity security sales. Our business plan provides for an increase of thirty five employees during the next twelve months.

DESCRIPTION ON PROPERTY

American Toy’s principal executive office address is 13640 White Rock Station Road, Poway, CA 92064. The principal executive office and telephone number are provided by an officer of the corporation. The costs associated with the use of the telephone and mailing address were deemed by management to be immaterial as the telephone and mailing address were almost exclusively used by the officer for other business purposes. We consider our current principal office space arrangement adequate until such time as we achieve our business plan goal of raising capital of $5,000,000 and then begin hiring new employees per our business plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The principal executive office and telephone number are provided by Mr. Knott, an officer of the corporation. The costs associated with the use of the telephone and mailing address were deemed to be immaterial as the telephone and mailing address were almost exclusively used by him for other business purposes.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

American Toy plans to file for trading on the OTC Electronic Bulletin Board. The OTC Electronic Bulletin Board is a network of security dealers who buy and sell stock. The dealers are connected by a computer network which provides information on current “bids” and “asks” as well as volume information.

As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. As of July 25, 2001, American Toy had 56 shareholders of record. We have paid no cash dividends and have no outstanding options.

As of the date of this filing, there have been no discussions or understandings between American Toy or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

Pursuant to this registration statement the company is seeking to register 4,485,000 shares held by 54 non-affiliated shareholders. The two officers and directors hold a total of 6,500,000 shares which are not being registered pursuant to this filing.

EXECUTIVE COMPENSATION

American Toy’s current officers receive no compensation. The current Board of Directors is comprised of only Mr. Alastair Knott and Ms. Kathleen Sturtevant.

Summary Compensation Table

				Other
Name &				annual	Restricted	Options	LTIP	All other
principle		Salary	Bonus	compen-	stock	SARs	Payouts	compen-
position	Year	($)	($)	sation($)	awards	($)	($)	sation($)

A Knott	1999	-0-	-0-	-0-	5,000	-0-	-0-	-0-

President	2000	-0-	-0-	-0-	-0-	-0-	-0-	-0-

K Sturtevant	1999	-0-	-0-	-0-	5,000	-0-	-0-	-0-

Director	2000	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its executive officers.

The board agreed to pay Mr. Knott 3,250,000 (post split basis) shares of the company’s common stock for an exclusive license agreement on March 15, 1999. The stock was valued at the price unaffiliated investors paid for stock sold by the company, $1.00 per share. On March 25, 2000 he received a 10 for 1 stock split. On May 31, 2000 he received a 65 for 1 stock split.

The board agreed to pay Ms. Sturtevant for administrative services and services related to the company’s business plan 3,250,000 (post split basis) shares of the company’s common stock on March 15, 1999. The stock was valued at the price unaffiliated investors paid for stock sold by the company, $1.00 per share. On March 25, 2000 she received a 10 for 1 stock split. On May 31, 2000 she received a 65 for 1 stock split.

The terms of these stock issuances were as fair to the company, in the board’s opinion, as could have been made with an unaffiliated third party.

The officers currently devote an immaterial amount of time to manage the affairs of the company. The directors and principal officers have agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide proper salaries to all officers and compensation for directors’ participation. The officers and the board of directors have the responsibility to determine the timing of remuneration for key personnel based upon such factors as positive cash flow to include stock sales, product sales, estimated cash expenditures, accounts receivable, accounts payable, notes payable, and a cash balance of not less than $20,000 at each month end. When positive cash flow reaches $20,000 at each month end and appears sustainable the board of directors will readdress compensation for key personnel and enact a plan at that time which will benefit the company as a whole. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation, or the exact amount of compensation.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of American Toy in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

FINANCIAL STATEMENTS

The audited financial statements of American Toy for the years ended September 30, 2000 and 1999, and the period ended March 31, 2001, and related notes which are included in this offering have been examined by G. Brad Beckstead, CPA, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING CONTROL AND FINANCIAL DISCLOSURE

On April 10, 2001 American Toy became aware of the death of Barry Friedman, P.C., the company’s independent auditor. The death of Mr. Friedman severely restricts the ability of our shareholders to recover damages from Mr. Friedman for any possible material misstatements or omissions in any report or consent issued by Mr. Friedman related to any document filed with the U.S. Securities and Exchange Commission by us. As of the date of this filing, we are aware of no information indicating any report or consent issued by Mr. Friedman regarding our company contains any material misstatements or omissions.

During the company’s two most recent fiscal years and the subsequent interim period preceding the death of Mr. Friedman, there were no disagreements between American Toy Vending and Mr. Friedman with respect to any matter of accounting principles or practices, financial statement disclosure or audit scope or procedure. The report on the company’s financial statements prepared by Mr. Friedman for either the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

On April 10, 2001 American Toy Vending engaged G. Brad Beckstead, CPA as the company’s independent auditor to audit the company’s financial statements. Neither the company nor anyone on its behalf has consulted G. Brad Beckstead, CPA during the two most recent fiscal years regarding any matter for which reporting is required under Regulation S-B, Item 302 (a) (2) (i) or (ii) and the related instructions. The decision to engage G. Brad Beckstead, CPA was approved by the Board of Directors.

In the preparation of the financial statements included in this filing, the firm of G. Brad Beckstead, CPA conducted it’s own audit of the company since inception and did not rely upon any prior financial statements prepared by Mr. Friedman.

American Toy Vending, Inc.
(A Development Stage Company)

Balance Sheets
as of
March 31, 2001
and
September 30, 2000

and

Statements of Income,
Stockholders’ Equity, and
Cash Flows
for the six months ended
March 31, 2001,
the year ended
September 30, 2000,
and the period
March 10, 1999 (inception) to
March 31, 2001

G. BRAD BECKSTEAD
Certified Public Accountant

330 E. Warm Springs
Las Vegas, NV 89119
702.528.1984
425.928.2877 (efax)

INDEPENDENT AUDITOR’S REPORT

June 7, 2001

Board of Directors
American Toy Vending, Inc.
Poway, CA

I have audited the Balance Sheet of American Toy Vending, Inc. (the “Company”) (a development stage company), as of March 31, 2001 and September 30, 2000 and the related Statements of Operations, Stockholders’ Equity, and Cash Flows for the six months ended March 31, 2001, the year ended September 30, 2000, and for the period from March 10, 1999 (date of inception) through March 31, 2001. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Toy Vending, Inc. (a development stage company) as of March 31, 2001 and September 30, 2000 and the results of its operations and its cash flows for the six months ended March 31, 2001, the year ended September 30, 2000, and for the period March 10, 1999 (date of inception) through March 31, 2001, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ G. BRAD BECKSTEAD

American Toy Vending, Inc.
(A Development Stage Company)
Balance Sheet

	March 31,	September 30,
	2001	2000

Assets

Current assets:

Cash and equivalents	$602	$1,295

Total current assets	602	1,295

	$602	$1,295

Liabilities and Stockholders’ Equity

Current liabilities:	$—	$—

Total current liabilities	—	—

Stockholders’ equity:

Common stock, $0.001 par value, 50,000,000 shares authorized, 10,985,000 shares issued and outstanding	10,985	10,985

Additional paid-in capital	5,915	5,915

Deficit accumulated during development stage	(16,298)	(15,605)

	602	1,295

	$602	$1,295

The accompanying notes are an integral part of these financial statements

American Toy Vending, Inc.
(A Development Stage Company)
Statement of Operations

	6 month			March 10, 1999
	period ending	Year ending	Year ending	(inception) to
	March 31,	September 30,	September 30,	March 31,
	2001	2000	1999	2001

Revenue	$—	$—	$—	$—

Expenses:

General administrative expenses	693	5,605	10,000	16,298

Total expenses	693	5,605	10,000	16,298

Net (loss)	$(693)	$(5,605)	$(10,000)	$(16,298)

Weighted average number of common shares outstanding	10,985,000	10,513,302	10,090,931	10,625,965

Net (loss) per share	$(0)	$(0)	$(0)	$(0)

The accompanying notes are an integral part of these financial statements

American Toy Vending, Inc.
(A Development Stage Company)
Statement of Changes in Stockholders’ Equity
For the period March 10, 1999 (Date of Inception) to March 31, 2001

				Deficit
				Accumulated

	Common Stock		Additional	During	Total
			Paid-in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity

March 15, 1999

Founders shares issued for services	6,500,000	$10,000	$—	$—	$10,000

April 30, 1999

Shares issued for cash	4,485,000	6,900	—		6,900

Net (loss) for the period ended September 30, 1999				(10,000)	(10,000)

Balance, September 30, 1999	10,985,000	16,900	—	(10,000)	6,900

Reclassification of paid-in capital		(5,915)	5,915		—

Net (loss) for the year ended September 30, 2000				(10,000)	(10,000)

Balance, September 30, 2000	10,985,000	10,985	5,915	(20,000)	(3,100)

Net (loss) for the period ended March 31, 2001				(693)	(693)

Balance, March 31, 2001	10,985,000	$10,985	$5,915	$(20,693)	$(3,793)

The accompanying notes are an integral part of these financial statements

American Toy Vending, Inc.
(A Development Stage Company)

Statement of Cash Flows

	6 months	Year	Year	March 10, 1999
	ending	ending	ending	(inception) to
	March 31,	September 30,	September 30,	March 31,
	2001	2000	1999	2001

Cash flows from operating activities

Net (loss)	$(693)	$(10,000)	$(10,000)	$(16,298)

Shares issued for license & services			10,000	10,000

Net cash (used) by operating activities	(693)	(10,000)	—	(6,298)

Cash flows from investing activities	—	—	—	—

Cash flows from financing activities

Issuance of common stock	—	—	6,900	6,900

Net cash provided by financing activities	—	—	6,900	6,900

Net Increase (decrease) in cash	(693)	(10,000)	6,900	602

Cash — beginning	(3,100)	6,900	—	—

Cash — ending	$(3,793)	$(3,100)	$6,900	$602

Supplemental disclosures:

Interest paid	$—	$—	$—	$—

Income taxes paid	$—	$—	$—	$—

Non-cash investing and financing activities:

Common stock issued for license & services	$—	$—	$10,000	$10,000

Number of shares issued for license & services	—	—	6,500,000	6,500,000

The accompanying notes are an integral part of these financial statements.

American Toy Vending, Inc.
Notes

Note 1 — Significant accounting policies and procedures

Organization

The Company was organized March 10, 1999 (Date of Inception) under the laws of the State of Nevada, as American Toy Vending, Inc. The Company is authorized to issue 50,000,000 shares of $0.001 par value common stock. The Company has limited operations, and in accordance with SFAS #7, the Company is considered a development stage company.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Revenue recognition

The Company recognizes revenue on an accrual basis as it invoices for services.

Reporting on the costs of start-up activities

Statement of Position 98-5 (SOP 98-5), “Reporting on the Costs of Start-Up Activities,” which provides guidance on the financial reporting of start-up costs and organizational costs, requires most costs of start-up activities and organizational costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5, there has been little or no effect on the Company’s financial statements.

Loss per share

Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) “Earnings Per Share”. Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. The Company had no dilutive common stock equivalents, such as stock options or warrants as of March 31, 2001.

Advertising Costs

The Company expenses all costs of advertising as incurred. There were no advertising costs included in selling, general and administrative expenses for the period ended March 31, 2001.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2001. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Impairment of long lived assets

Long lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired. No such impairments have been identified by management at March 31, 2001.

Segment reporting

The Company follows Statement of Financial Accounting Standards No. 130, “Disclosures About Segments of an Enterprise and Related Information”. The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

American Toy Vending, Inc.
Notes

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid or declared since inception.

Income taxes

The Company follows Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes” (“SFAS No. 109”) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

Recent pronouncements

The FASB recently issued Statement No. 137, “Accounting for Derivative Instruments and Hedging Activities-Deferral of Effective Date of FASB Statement No. 133”. The Statement defers for one year the effective date of FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities”. The rule now will apply to all fiscal quarters of all fiscal years beginning after June 15, 2000. In June 1998, the FASB issued SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” The Statement will require the company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income, if the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative’s change in fair value will be immediately recognized in earnings. The company does not expect SFAS No. 133 to have a material impact on earning s and financial position.

In December 1999, the Securities and Exchange Commission released Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB No. 101), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. SAB No. 101 did not impact the company’s revenue recognition policies.

Note 2 — Income taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS No. 109”), which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

U.S federal statutory rate	(34.0%)

Valuation reserve	34.0%

Total	—%

American Toy Vending, Inc.
Notes

As of March 31, 2001, the Company has a net operating loss carryforward of approximately $16,000 for tax purposes, which will be available to offset future taxable income. If not used, this carryforward will expire in 2019 and 2020. The deferred tax asset relating to the operating loss carryforward of approximately $5,000 has been fully reserved at March 31, 2001.

Note 3 — Stockholder’s equity

The Company is authorized to issue 50,000,000 shares of its $0.001 par value common stock.

All references to shares issued and outstanding reflect the 10-for-1 forward stock split effected March 25, 2000, and the 65-for-1 forward stock split effected May 31, 2000.

On March 15, 1999, the Company issued 3,2500,000 shares of its $.001 par value common stock to one of its officers as founders stock issued for services valued at $5,000. The Company also issued 3,250,000 shares of its $.001 par value common stock to the Company’s president in exchange for an exclusive license agreement to use skill crane control communication software owned by the Company’s president.

On April 30, 1999, the Company issued 4,485,000 shares of its $.001 par value common stock for cash in the amount of $6,900.

There have been no other issuances of common stock.

Note 4 — Going concern

The Company’s financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not commenced its planned principal operations. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern.

Note 5 — Related party transactions

Office space and services are provided without charge by a director and shareholder. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

On March 15, 1999, the Company issued 3,250,000 shares of its $.001 par value common stock to the Company’s president in exchange for an exclusive license agreement to use skill crane control communication software owned by the Company’s president. The license agreement gives the Company a ten year exclusive right to development, manufacturing, marketing, sale, sublicensing, and any and all usages of the skill crane control communications software in the United States and throughout the world. After twenty years, the license is subject to automatic renewal each year thereafter, subject to written notification, sixty days in advance of the renewal, by both parties of the license agreement.

Note 6 — Warrants and options

There are no warrants or options outstanding to acquire any additional shares of common stock.

PART II

AVAILABLE INFORMATION

INDEMNIFICATION OF DIRECTORS AND OFFICERS

American Toy’s By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

“1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgement, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2.     A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgement in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3.     To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4.     Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

a.	By the stockholders;

b.	By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

c.	If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

d.	If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5.     The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6.     The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

a.	Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

b.	Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

c.	American Toy’s Articles of Incorporation provides that “the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time.”

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling American Toy, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are denoted below. Please note all amounts are estimates other than the Commission’s registration fee.

Securities and Exchange Commission registration fee	$1682

Accounting fees and expenses	$1000

Legal fees	$500

Total	$3182

American Toy will pay all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders.

RECENT SALES OF UNREGISTERED SECURITIES

On March 15, 1999, the shareholders authorized the issuance of 3,250,000 (post split basis) shares of common stock to Mr. Knott for a license agreement related to the company’s business plan and 3,250,000 (post split basis) shares of common stock to Ms. Sturtevant for services related to the company’s business plan for a total of 10,000 Rule 144 shares. The company relied upon Section 4(2) of Securities Act of 1933, as amended (the “Act”). The company issued the shares in satisfaction of management services rendered to officers and directors, which does not constitute a public offering.

From the period of approximately April 1, 1999 until April 30, 1999, the company offered and sold 6,900 shares at $1.00 per share to non-affiliated private investors. The company relied upon Section 4(2) of the Securities Act of 1933, as amended (the “Act”). Each prospective investor was given a private placement memorandum designed to disclose all material aspects of an investment in the company, including the business, management, offering details, risk factors and financial statements. Each investor also completed a subscription confirmation letter and private placement subscription agreement whereby the investors certified that they were purchasing the shares for their own accounts, having prior investment experience or education, and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed investment decision. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

Under the Securities Act of 1933 , all sales of an issuers’ securities or by a shareholder, must either be made (i) pursuant to an effective registration statement filed with the SEC, or (ii) pursuant to an exemption from the registration requirements under the 1933 Act.

Rule 144 under the 1933 Act sets forth conditions which, if satisfied, permit persons holding control securities (affiliated shareholders, i.e., officers, directors or holders of at least ten percent of the outstanding shares) or restricted securities (non-affiliated shareholders) to sell such securities publicly without registration. Rule 144 sets forth a holding period for restricted securities to establish that the holder did not purchase such securities with a view to distribute. Under Rule 144, several provisions must be met with respect to the sales of control securities at any time and sales of restricted securities held between one and two years. The following is a summary of the provisions of Rule 144: (a) Rule 144 is available only if the issuer is current in its filings under the Securities an Exchange Act of 1934. Such filings include, but are not limited to, the issuer’s quarterly reports and annual reports; (b) Rule 144 allows resale of restricted and control securities after a one year hold period, subjected to certain volume limitations, and resales by non-affiliates holders without limitations after two years; ( c ) The sales of securities made under Rule 144 during any three-month period are limited to the greater of: (i) 1% of the outstanding common stock of the issuer; or (ii) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

On March 25, 2000, the board of directors authorized a forward stock split of 10 for 1 resulting in a total of 169,000 shares of common stock issued and outstanding. On May 31, 2000, the board of directors authorized a forward stock split of 65 for 1 resulting in a total of 10,985,000 shares of common stock issued and outstanding.

EXHIBITS

Exhibit 1	Underwriting Agreement	None

Exhibit 2	Plan of acquisition, reorganization or liquidation	None

Exhibit 3(i)	Articles of Incorporation	Included Previously

Exhibit 3(ii)	Bylaws	Included Previously

Exhibit 4	Instruments defining the rights of holders	None

Exhibit 5	Opinion re: Legality	Included

Exhibit 8	Opinion re: Tax Matters	None

Exhibit 9	Voting Trust Agreement	None

Exhibit 10(i)	License Agreement	Included Previously

Exhibit 10(ii)	Copyright Registration	Included Previously

Exhibit 11	Statement re: computation of per share earnings	See Financial Stmts.

Exhibit 13	Annual or Quarterly Reports	None

Exhibit 15	Letter on unaudited interim financial information	None

Exhibit 16	Letter on change of certifying accountant	None

Exhibit 21	Subsidiaries of the registrant	None

Exhibit 23	Consent of experts and counsel	Included

Exhibit 24	Power of Attorney	None

Exhibit 25	Statement of eligibility of trustee	None

Exhibit 26	Invitations for competitive bids	None

Exhibit 99	Subscription Confirmation Letter	Included

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

1.	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

2.	Reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

3.	Include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or other controlling persons in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Poway, state of California, on July 31, 2001.

American Toy Vending, Inc.

By /s/ Alastair Knott Alastair Knott (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and dates stated.

/s/ Alastair Knott	July 31, 2001

Alastair Knott, President	Date

(Principal Executive Officer, Principal Financial Officer)

/s/ Kathleen Sturtevant	July 31, 2001

Kathleen Sturtevant, Secretary	Date

(Principal Accounting Officer)